EXHIBIT 99.1

Horizon Technology Finance Enhances Capital Resources and Increases Capacity via New $100 Million Credit Facility

FARMINGTON, Connecticut - June 24, 2024 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon” or the “Company”), an affiliate of Monroe Capital, and a leading specialty finance company that provides capital in the form of secured loans to venture capital-backed companies in the technology, life science, healthcare information and services, and sustainability industries, today announced that Horizon Funding II, LLC, Horizon’s wholly-owned subsidiary (“HFII”), has closed a $100 million senior secured credit facility led by a large U.S. based insurance company pursuant to which HFII may issue up to $100 million of secured notes. The capacity under the credit facility may be increased to $200 million with the mutual agreement of Horizon and the lenders.

Horizon intends to use the credit facility to leverage its existing investments, as well as deploy additional capital for new investments. The new credit facility complements the Company’s existing credit facilities.

The new credit facility has a one-year funding period, during which time HFII may make additional borrowings under the credit facility, and a three-year investment period, during which time HFII may make additional loans. The credit facility has a maximum advance rate of 67.5% based on the number of distinct obligors whose loans serve as collateral for the credit facility. Borrowings bear interest, payable monthly, determined at a rate per annum equal to the greater of (i) the yield for the United States Treasury constant maturity 3-year and 5-year in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” interpolated to a 4.88-year weighted average life plus 3.15% and (ii) 5.00%. The credit facility is collateralized by certain of the Company’s assets and matures in June 2033.

“We are pleased to close our new credit facility, further expanding the borrowing capacity on our balance sheet and bolstering our ability to offer venture debt solutions to high-quality companies,” stated Daniel R. Trolio, Executive Vice President and Chief Financial Officer of Horizon. “Along with underscoring the continued support of Horizon from the debt markets, we believe this additional facility will enable Horizon to prudently grow its venture debt portfolio and generate further shareholder value.”

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN), externally managed by Horizon Technology Finance Management LLC, an affiliate of Monroe Capital, is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located throughout the U.S. Monroe Capital is an $18 billion asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, opportunistic, structured credit, real estate and equity. To learn more, please visit horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Horizon’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(646) 200-8885

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819